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                                   FORM 8-K
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):
                                April 2, 1999

                         Commission File No.: 0-14685




                             GENICOM CORPORATION
            (Exact name of registrant as specified in its charter)



              DELAWARE                                     51 - 0271821
    (State or other jurisdiction of                          (I.R.S.
          incorporation or                                   Employer
            organization)                                 Identification
                                                               No.)
    14800 CONFERENCE CENTER DRIVE
        SUITE 400, WESTFIELDS
         CHANTILLY, VIRGINIA
        (Address of principal                                  20151
         executive offices)                                 (Zip Code)




      Registrant's telephone number, including area code: (703) 802-9200





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                     GENICOM CORPORATION AND SUBSIDIARIES
                                   FORM 8-K

Item 5.       Other Items

        (a)   Seventh Amendment to Amended and Restated Credit
              Agreement and Waiver:

              On April 2, 1999, the Company's credit agreement with NationsBank of Texas, N. A., as agent for a group of banks, ("NationsBank") was amended. This amendment establishes new terms and conditions for the loan agreement through the current term ending September 2002. The amendment changes the financial covenants to 1) minimum earnings before charges for interest, total federal, state, local and foreign income, value added and similar taxes, depreciation, and amortization, 2) minimum net worth requirement, and 3) a limit on 1999 capital expenditures of approximately $19 million. In addition, the Company will be able to borrow $10 million for short term liquidity, which can be repaid on September 30, 1999, or extended on a quarterly basis with consideration of 0.5% of the liquidity facility outstanding. The interest rate on the revolver and the additional $10 million is 3.5% above LIBOR on Eurodollar loans. This amendment extends the Company's current borrowing base formula until June 2000.

              In exchange for the amendment, the Company agreed to pay an amendment fee of $1.2 million upon the earlier of the payment in full of the credit facilities and cancellation of all commitments, or the acceleration by NationsBank of the Company's obligations. The Company has further agreed to pay a continuation fee on the last day of each fiscal quarter, beginning with the fourth quarter of fiscal year 1999, until the obligations are paid. The continuation fee is equal to 0.5% of all obligations outstanding on the last day of such fiscal quarter. NationsBank received the rights to purchase warrants for one million shares of GENICOM common stock at $1.94 per share. The warrants have callable rights through March 31, 2000. The Seventh Amendment reduces NationsBank's revolving credit commitment to $62 million at the end of the first fiscal quarter of 1999, $62 million at the end of the second fiscal quarter of 1999, $58 million at the end of the third fiscal quarter of 1999, and $52 million at the end of fiscal 1999.

        (b) Amendment No. 1 to Cooperative Marketing, Support and Development Agreement

              As of February 27, 1998, GENICOM Corporation amended its Cooperative Marketing, Support and Development
              Agreement with Digital Equipment Corporation.

Item 7.       Exhibits

              10.1 Seventh Amendment to Amended and Restated Credit
              Agreement

              10.2 Amendment No.1 to Cooperative Marketing, Support and Development Agreement



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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                  GENICOM Corporation
                                               --------------------------
                                                      Registrant


Date:  April 9, 1999


                                                /s/ Karen M. Morinelli
                                               --------------------------
                                                       Signature

                                               Karen M. Morinelli
                                               Vice President, Human
                                               Resources

                                               (Ms. Morinelli is a
                                               Corporate Vice President
                                               and has been duly
                                               authorized to sign on
                                               behalf of the Registrant)